EXHIBIT 2


                               (Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 90261KBT6

                                     UBS AG

                          MEDIUM TERM NOTES, SERIES A

                                ---------------

                Equity-Linked Notes linked to the S&P 500 Index
                             due November   , 2007
        Offering protection for up to a 25% decline in the S&P 500 Index

     The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Face Amount: $                             Additional Payment: For each
                                           $1,000 principal amount of the
Payment at Maturity: On the                Notes shall be a cash payment,
Stated Maturity Date, the Company          equal to the greater of:
shall pay to the Holder per
$1,000 principal amount of the
Notes, an amount calculated as                                                   Average Index Level
follows:                                   o $1,000  x  Participation Rate  x  ( -------------------  -1 )
                                                                                 Initial Index Level
If the Final Index Level is
higher than, equal to or no more                                       or
than 25% lower than the Initial
Index Level, the Company shall             o zero.
pay to the Holder $1,000 plus the
Additional Payment, if any.                Calculation Agent: UBS Warburg LLC

If the Final Index Level is lower          Defeasance: Neither full
than the Initial Index Level by            defeasance nor covenant
more than 25%, the Company shall           defeasance applies to this
pay to the Holder, an amount               Security.
equal to $1,000 reduced by 1% for
each 1% decline in the level of            Interest Rate: The principal of
S&P 500 Index from the Initial             this Security shall not bear
Index Level in excess of 25%,              interest.
plus the Additional Payment, if
any.                                       Trade Date: October 30, 2002.

                                           Listing: American Stock Exchange.

                                           Index Sponsor: Standard & Poor's,
                                           a division of McGraw-Hill, Inc.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. This Security is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

                   (Face of Security continued on next page)

Index: The S&P 500 Index(R).               Initial Index Level: To be
                                           determined on the Trade Date.
Participation Rate: [95% - 105%]
to be determined on the Trade              Final Index Level: The Monthly
Date.                                      Index Level on the final
                                           valuation date (October   , 2007).
Monthly Index Level: The official
closing level of the Index on the
last Trading Day of each calendar
month, beginning with November
2002.

Average Index Level: The average
of the 60 Monthly Index Levels
over the term of the Notes.

OTHER TERMS:

     All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

     "Default Amount" means, on any day, an amount in U.S. dollars, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys'
fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holders of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any

                   (Face of Security continued on next page) quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Principal Amount.

     "Final Valuation Date" means October 31, 2007, unless the Calculation Agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date shall be the first following business day on which the Calculation Agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date be later than November 5, 2007 or, if November 5, 2007 is not a business day, later than the first business day after November 5, 2007.

     "Market Disruption Event" means, with respect to this Security, any of the following: (i) a suspension, absence or material limitation of trading in a material number of securities included in the Index for more than two hours or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion; (ii) a suspension, absence or material limitation of trading in option or futures contracts relating to the S&P 500 Index in the primary market for those contracts for more than two hours of trading or during the one-half before the close of trading in that market, as determined by the Calculation Agent in its sole discretion; or (iii) the S&P 500 Index is not published, as determined by the Calculation Agent in its sole discretion; and, in any of these events, the Calculation Agent determines in its sole discretion that the event materially interferes with the ability of the Company or the ability of any of its affiliates to unwind all or a material portion of any hedge with respect to the Notes. The following events will not be Market Disruption events: (i) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and (ii) a decision to permanently discontinue trading in the option or futures contracts relating to the S&P 500 Index. For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the S&P 500 Index are traded will not include any time when that market is itself closed for trading under ordinary circumstances. A Monthly Index

Level may be postponed if the Calculation Agent determines that, on the last business day of any month, a market disruption event has occurred or is continuing. If such a postponement occurs, the Calculation Agent will use the closing level of the S&P 500 Index on the first business day on which no market disruption event has occurred or is continuing. In no event, however, will the calculation of a Monthly Index Level be postponed by more than ten business days. If the calculation of Monthly Index Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Monthly Index Level will be determined by the Calculation Agent. The Calculation Agent will make a good faith estimate in its sole discretion of the Monthly Index Level that would have prevailed in the absence of the market disruption event. The Calculation Agent will calculate the amount due and payable to the Holder at maturity. If a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date, then the calculation agent will instead use the closing price on the first business day after that day on which no market disruption event occurs or is continuing. If the calculation of the Final Index Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the final Index Level is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate of the Final Index Level that would have prevailed in the absence of the market disruption event or such other reason on the last possible final valuation date.

     "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

     "Trading Day" means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States, and on which a Market Disruption Event has not occurred.

     "Stated Maturity Date" means November 5, 2007, unless that day is not a business day, in which case the maturity date will be the next following business day. If the third business day before this applicable day does not qualify as the final valuation date, then the maturity date will be the third business day following the final valuation date. The Calculation Agent may postpone the final valuation date - and therefore the maturity date - if a market disruption events occurs or is continuing on a day that would otherwise be the final valuation date.

                            -----------------------

     1.   Promise to Pay Payment at Maturity and any Additional Payment

     UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the amount, calculated as provided under "Payment at Maturity" and elsewhere on the face of this Security, on the Stated Maturity Date, and to make the Additional Payment, if any, as provided under "Additional Payment" and elsewhere on the face of this Security, on the Stated Maturity Date.

     2.   Principal Amount

     The principal of this Security that becomes due and payable on the Stated Maturity Date shall be equal to the amount calculated as provided under "Payment at Maturity" and elsewhere on the face of this Security. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the Payment at Maturity of this Security shall be deemed to have been paid in full as provided above and the Additional Payment on this Security, if any, has been paid (or such payment has been made available).

     3.   Discontinuance of Index; Alteration of Method of Calculation

     If the Index Sponsor discontinues publication of the Index and it or any other person or entity publishes a substitute index that the Calculation Agent determines is comparable to the Index and approves as a successor index, then the Calculation Agent will determine the amount payable on the Stated Maturity Date by reference to such successor index.

     If the Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the Calculation Agent will instead make the necessary determination by reference to a group of stocks and a computation methodology that the

Calculation Agent determines will as closely as reasonably possible replicate the Index.

     If the Calculation Agent determines that the Index, the stocks comprising the Index or the method of calculating the Index has been changed at any time in any respect that causes the Index not to fairly represent the value of the Index had such changes not been made, then the Calculation Agent may make adjustments in the Index or the method of calculating the Index that it believes are appropriate to ensure that the Monthly Index Levels used to determine the amount payable on the Maturity Date is equitable.

     All determinations and adjustments to be made by the Calculation Agent with respect to the Index may be made by the Calculation Agent in its sole discretion.

     4.   Role of Calculation Agent

     The Calculation Agent will make all determinations regarding the payment on this Security at maturity, the calculation of all Monthly Index Levels and any Additional Payment, Market Disruption Events, Business Days, Trading Days, the Default Amount (only in the case of a Market Disruption Event) and any other amount payable in respect of this Security, and what actions to take in the event the Index Sponsor discontinues publication of the Index or changes the method of calculating or valuing the Index in a material respect; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

     The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Calculation Agent.

     Insofar as this Security provides for the Calculation Agent to obtain the Average Index Level or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, Affiliates of the Calculation Agent or Affiliates of the Company.

     5.   Payment and Delivery

     Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Final Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Stated Maturity Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment or delivery may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

     6.   Holidays

     Notwithstanding any provision of this Security or of the Indenture, if any payment of principal would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such payment may be made (or such principal may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.

     7.   Reverse of this Security

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     8.   Certificate of Authentication

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                            UBS AG


                                            By
                                               -----------------------------
                                               Name:  Robert B. Mills
                                               Title: Managing Director


                                            By
                                               -----------------------------
                                               Name:  Robert C. Dinerstein
                                               Title: Managing Director

     This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:
                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        AS TRUSTEE

                                        By
                                           ---------------------------------
                                                Authorized Signatory

                             (Reverse of Security)

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of November 21, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

     This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $31,097,000 (or the equivalent thereof in any other currency or currencies or currency units). References herein to "this series" mean the series designated on the face hereof.

     Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge ("Taxes"), imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a "Relevant Jurisdiction"), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts ("Additional Amounts") to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

     If at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than 10 nor more than 60 days' notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing.

Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

     This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.